                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                               Document is copied.
                                   Exhibit 11


                            FOCUS ENHANCEMENTS, INC.
                  STATEMENT OF COMPUTATION OF INCOME PER SHARE


Nine months ended  Nine months ended
                                                               September 30,     September 30,
                                                                    2000              1999



Net income                                                      $(5,208,394)      $   299,041

Basic:

Weighted average number of common shares outstanding             25,003,382        18,210,783

Diluted:


Weighted average number of common shares outstanding             25,003,382        18,210,783
Weighted average common equivalent shares                                --           462,980

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data              25,003,382        18,673,764

Net income per share
        Basic                                                   $     (0.21)      $      0.02
                                                                ===========       ===========
        Diluted                                                 $     (0.21)      $      0.02
                                                                ===========       ===========



                            FOCUS ENHANCEMENTS, INC.
                  STATEMENT OF COMPUTATION OF INCOME PER SHARE



                                                            Three months ended  Three months ended
                                                               September 30,       September 30,
                                                                    2000               1999

Net income                                                       $(2,516,846)      $   141,359

Basic:

Weighted average number of common shares outstanding              25,863,036        19,061,111

Diluted:


Weighted average number of common shares outstanding              25,863,036        19,061,111
Weighted average common equivalent shares                                 --           328,573

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data               25,863,036        19,389,684

Net income per share
        Basic                                                    $     (0.10)      $      0.01
                                                                 ===========       ===========
        Diluted                                                  $     (0.10)      $      0.00
                                                                 ===========       ===========

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